Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$452,101
Unrealized Gain (Loss) on Market Value of Futures	214,620
Dividend Income	192
Interest Income	17
ETF Transaction Fees	1,000
Total Income (Loss)	$667,930

Expenses
Investment Advisory Fee	$4,947
Brokerage Commissions	625
SEC & FINRA Registration Expense	560
NYMEX License Fee	201
Prepaid Insurance Expense	104
Non-interested Directors' Fees and Expenses	57
Other Expenses	15,344
Total Expenses	21,838
Expense Waiver	(14,107)
Net Expenses	$7,731
Net Gain (Loss)	$660,199

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/11	$12,831,911
Withdrawals (100,000 Units)	(3,197,491)
Net Gain (Loss)	660,199

Net Asset Value End of Period	$10,294,619
Net Asset Value Per Unit (300,000 Units)	$34.32

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502